Exhibit 4.4

THIS IS AN IMPORTANT LETTER WHICH SETS OUT THE REVISED TERMS AND CONDITIONS OF YOUR GROUP OVERDRAFT FACILITY. PLEASE NOTE THAT OVERDRAFTS ARE REPAYABLE ON DEMAND. WE RECOMMEND THAT YOU TAKE INDEPENDENT LEGAL ADVICE IF YOU HAVE ANY DOUBTS REGARDING THE TERMS AND CONDITIONS OF THE FACILITY.

RBS
Date: 29 September 2008	The Royal Bank of Scotland West Midlands Corporate Office Address: 5th Floor

2 St Philips Place
Birmingham
B3 2RB

Telephone: 0121 262 7425

Private & Confidential
UAG UK Holdings Limited
Company Number 04334322
2 Penman Way
Grove Park
Leicester
Leicestershire

Dear Sirs

Amendment to Group Overdraft Facility

We refer to the letter dated 26 February 2008 between you and The Royal Bank of Scotland plc (“RBS”) acting as agent for National Westminster Bank plc (“the Bank”) setting out the terms and conditions on which the Bank agreed to make available to you and the subsidiaries a Group Overdraft Facility of £20,000,000

We write to confirm that the Bank has agreed that the group overdraft limit will reduce from £20,000,000 to £7,500,000.

Accordingly the definition of Group Overdraft Limit is deleted and replaced as follows:“Group Overdraft Limit” £7,500,000 plus Seasonal Excess from time to time

“Seasonal Excess” an additional £10,000,000 to be made available during the Seasonal Excess

Periods

The Bank has also amended the interest rate and accordingly Clause 6.1(b) of the agreement has been deleted and replaced with :-

6.1(b) on that part of the aggregate of the cleared debtor balances on the Facility Accounts in excess of the aggregate of the cleared creditor balances on the Facility Accounts and the Creditor Account up to the Group Overdraft Limit, at 1.75% per annum over the Bank’s Base Rate; and

This letter and the letter dated 26 February 2008 (‘the Facility Letter”) shall as from this date of this letter be read and construed together as constituting your agreement with the Bank, and for the avoidance of doubt supersedes the facility letters dated 30 August 2007, 23 April 2008 and 25 June 2008

Please indicate your acceptance of the amended terms and conditions by signing the acknowledgement on the duplicate of this letter and returning it to the Bank. All other terms and conditions of the uncommitted multi option facility as set out in the letter will remain unaltered and binding.

Yours faithfully

For and on behalf of RBS action as agent for the Bank

/s/ Russell Garner-Jones
Russell Garner-Jones
Relationship Director

Having decided that the proposed amendment to the facility is appropriate and in their best interests the undernoted signatories hereby accept the overdraft facility on the above terms and conditions.

Signed for and on behalf of UAG UK Holdings Limited in accordance with the authority held by the Bank
Signature/s /s/ Mark Carpenter	Date/s 29/9/08

/s/ Gerard Nieuwenhuys

Signed for and on behalf of United Auto Group Limited in accordance with the authority held by the Bank
Signature/s /s/ Mark Carpenter .....................	Date/s 29/9/08
/s/ Gerard Nieuwenhuys ........................

Signed for and on behalf of Sytner Cars Limited in accordance with the authority held by the Bank
Signature/s /s/ Mark Carpenter ..................	Date/s 29/9/08
/s/ Gerard Nieuwenhuys .....................

Signed for and on behalf of Guy Salmon Jaguar Limited in accordance with the authority held by the Bank
Signature/s /s/ Mark Carpenter .....................	Date/s 29/9/08
/s/ Gerard Nieuwenhuys ........................

Signed for and on behalf of Sytner Limited in accordance with the authority held by the Bank
Signature/s /s/ Mark Carpenter ...............	Date/s 29/9/08
/s/ Gerard Nieuwenhuys ..................

Signed for and on behalf of Sytner Holdings Limited in accordance with the authority held by the Bank
Signature/s /s/ Mark Carpenter ....................	Date/s 29/9/08
/s/ Gerard Nieuwenhuys .......................

Signed for and on behalf of Yarnolds of Stratford Limited in accordance with the authority held by the Bank
Signature/s /s/ Mark Carpenter .......................	Date/s 29/9/08
/s/ Gerard Nieuwenhuys ..........................

Signed for and on behalf of Goodman Retail Limited in accordance with the authority held by the Bank
Signature/s /s/ Mark Carpenter ...................	Date/s 29/9/08
/s/ Gerard Nieuwenhuys ......................

Signed for and on behalf of Kings Motors Limited in accordance with the authority held by the Bank
Signature/s /s/ Mark Carpenter ..................	Date/s 29/9/08
/s/ Gerard Nieuwenhuys .....................

Signed for and on behalf of R Stratton & Co Ltd. in accordance with the authority held by the Bank
Signature/s /s/ Mark Carpenter ..................	Date/s 29/9/08
/s/ Gerard Nieuwenhuys .....................

Signed for and on behalf of R Stratton (Knutsford) Limited in accordance with the authority held by the Bank
Signature/s /s/ Mark Carpenter .......................	Date/s 29/9/08
/s/ Gerard Nieuwenhuys ..........................

Signed for and on behalf of Hallamshire Motor Limited in accordance with the authority held by the Bank
Signature/s /s/ Mark Carpenter .....................	Date/s 29/9/08
/s/ Gerard Nieuwenhuys ........................

Signed for and on behalf of Sytner Group Limited in accordance with the authority held by the Bank
Signature/s /s/ Mark Carpenter ..................	Date/s 29/9/08
/s/ Gerard Nieuwenhuys .....................

Signed for and on behalf of Cruickshank Motors Limited in accordance with the authority held by the Bank
Signature/s /s/ Mark Carpenter .....................	Date/s 29/9/08
/s/ Gerard Nieuwenhuys ........................

Signed for and on behalf of Graypaul Motors Limited in accordance with the authority held by the Bank
Signature/s /s/ Mark Carpenter ....................	Date/s 29/9/08
/s/ Gerard Nieuwenhuys .......................

Signed for and on behalf of Guy Salmon Highgate Limited in accordance with the authority held by the Bank
Signature/s /s/ Mark Carpenter ......................	Date/s 29/9/08
/s/ Gerard Nieuwenhuys .........................

Signed for and on behalf of Sytner Coventry Limited in accordance with the authority held by the Bank
Signature/s /s/ Mark Carpenter ....................	Date/s 29/9/08
/s/ Gerard Nieuwenhuys .......................

Signed for and on behalf of Ascot Garage Co.Limited in accordance with the authority held by the Bank
Signature/s /s/ Mark Carpenter ....................	Date/s 29/9/08
/s/ Gerard Nieuwenhuys .......................

Signed for and on behalf of F.W. Mays & Co. Limited in accordance with the authority held by the Bank
Signature/s /s/ Mark Carpenter ....................	Date/s 29/9/08
/s/ Gerard Nieuwenhuys .......................

Signed for and on behalf of Sytner Retail Limited in accordance with the authority held by the Bank
Signature/s /s/ Mark Carpenter ...................	Date/s 29/9/08
/s/ Gerard Nieuwenhuys ......................

Signed for and on behalf of Rycroft Vehicles Limited in accordance with the authority held by the Bank
Signature/s /s/ Mark Carpenter ....................	Date/s 29/9/08
/s/ Gerard Nieuwenhuys .......................

Signed for and on behalf of John Fox Limited in accordance with the authority held by the Bank
Signature/s /s/ Mark Carpenter ................	Date/s 29/9/08
/s/ Gerard Nieuwenhuys ...................

Signed for and on behalf of Maranello Concessionaires Limited in accordance with the authority held by the Bank
Signature/s /s/ Mark Carpenter .........................	Date/s 29/9/08
/s/ Gerard Nieuwenhuys ............................

Signed for and on behalf of Maranello Sales Limited in accordance with the authority held by the Bank
Signature/s /s/ Mark Carpenter ....................	Date/s 29/9/08
/s/ Gerard Nieuwenhuys .......................

Signed for and on behalf of Mar Parts Limited in accordance with the authority held by the Bank
Signature/s /s/ Mark Carpenter .................	Date/s 29/9/08
/s/ Gerard Nieuwenhuys ....................

2759786/CDO4/DW/Y3